                                                                      EXHIBIT 10


                     TELESYSTEM INTERNATIONAL WIRELESS INC.


                                    as Issuer


                                       and


                       J.P. MORGAN PARTNERS (BHCA), L.P.,

                        U.F. INVESTMENTS (BARBADOS) LTD.,

                      CAPITAL COMMUNICATIONS CDPQ INC. AND

                                 TELESYSTEM LTD.

                                  as Purchasers


                                       and


                          ASIA OPPORTUNITY FUND, L.P.,
                   J.P. MORGAN ASIA INVESTMENT PARTNERS, L.P.,
               CAIP CO-INVESTMENT FUND PARALLEL FUND (I) C.V. AND
                 CAIP CO-INVESTMENT FUND PARALLEL FUND (II) C.V.




                            THIRD AMENDING AGREEMENT

                                     TO THE

                          MASTER AND PURCHASE AGREEMENT
                          DATED AS OF NOVEMBER 28, 2001



                                FEBRUARY 5, 2002

THIRD AMENDING AGREEMENT DATED AS OF FEBRUARY 5, 2002 TO THE MASTER AND PURCHASE AGREEMENT DATED AS OF NOVEMBER 28, 2001, AS SUCH MASTER AND PURCHASE AGREEMENT HAS BEEN AMENDED BY THE FIRST AMENDING AGREEMENT DATED AS OF JANUARY 18, 2002 AND BY A SECOND AMENDING AGREEMENT DATED AS OF JANUARY 24, 2002 AMONG THE PARTIES.

Among

                     TELESYSTEM INTERNATIONAL WIRELESS INC.



and


                       J.P. MORGAN PARTNERS (BHCA), L.P. ,

                          ASIA OPPORTUNITY FUND, L.P.,

                   J.P. MORGAN ASIA INVESTMENT PARTNERS, L.P.,

                 CAIP CO-INVESTMENT FUND PARALLEL FUND (I) C.V.,

                CAIP CO-INVESTMENT FUND PARALLEL FUND (II) C.V.,

                        U.F. INVESTMENTS (BARBADOS) LTD.,

                        CAPITAL COMMUNICATIONS CDPQ INC.,

                                TELESYSTEM LTD.,

WHEREAS the Parties entered into a Master and Purchase Agreement dated as of November 28, 2001, as amended by that certain First Amending Agreement dated as of January 18, 2002 and that certain Second Amending Agreement dated as of January 24, 2002 (the "MAPA"), to provide for the terms under which the Parties hereto agreed to participate in the Recapitalization of the Issuer and the Special Warrant Purchasers agreed to subscribe for up to $90,000,000 in Special Warrants and under certain circumstances, be granted Purchase Warrants (the "OFFER"), subject to certain conditions;

WHEREAS on February 2, 2002, the Ontario Superior Court of Justice (Commercial
List) rendered an order to enjoin the Issuer from consummating the Units Issuer Bid unless the terms of the Units Issuer Bid are amended to allow holders of Units the right to participate, on a pro rata basis, in the Offer made to CDPQ and Telesystem;

WHEREAS the Issuer will amend the terms of the Units Issuer Bid to offer, for each Unit tendered either (i) 5.46 Subordinate Voting Shares (the "SHARE OPTION") or (ii) 5.46 Subordinate Voting Shares plus a certain number of Subordinate Voting Shares to be issued upon payment of the Canadian dollar equivalent of US$0.6124765 per share at the time of tender of the Unit plus a certain number of purchase warrants (the "WARRANTS"), each purchase warrant entitling it to subscribe for one Subordinate Voting Share at a price of Cdn$1.61 until March 31, 2003 (the "MIXED OPTION"). Furthermore, the Units Issuer Bid will be amended to reflect the fact that the order rendered by the Ontario Superior Court of Justice renders null and void the deemed exchange clause of the Units exercisable on June 30, 2002 pursuant to the indenture governing the Units;

WHEREAS if and to the extent the Mixed Option is accepted by the holders of Units, the number of Special Warrants and Purchase Warrants to be subscribed for, and granted to, CDPQ and Telesystem under the Offer shall be reduced by the number of Subordinate Voting Shares and Warrants subscribed for and granted to the holders of Units under the Mixed Option;

WHEREAS the Parties agree that it is desirable to amend the terms of the MAPA to reflect the possibility of a reduction in the number of Special Warrants and Purchase Warrants that may be subscribed for, and granted to, CDPQ and Telesystem under the Offer and the proposed amendments to the Units Issuer Bid, each as described above;

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained in this Agreement and other valuable consideration (the receipt and adequacy of this consideration by each of the Parties is hereby acknowledged), the Parties agree as follows:

                                    ARTICLE 1

                                 INTERPRETATION

1.1   MAPA

            (a) Except as expressly supplemented and modified herein, all of the provisions, terms and conditions contained in the MAPA shall remain in full force and effect.

            (b) Unless otherwise defined or unless there is something in the subject matter or the context inconsistent therewith, all capitalised terms and expressions not otherwise defined in this Agreement have the meanings ascribed to them in the MAPA.

1.2   Defined Terms

As used in this Agreement, including the recitals hereto but except in references to the provisions of the MAPA, the following terms have the following meanings:

            "AGREEMENT" means this Third Amending Agreement; "HEREOF", "HERETO" and "HEREUNDER" and similar expressions mean and refer to this Agreement and not to any particular Article, Section, Subsection or other subdivision; "ARTICLE", "SECTION", "SUBSECTION" or other subdivision of this Agreement followed by a number means and refers to the specified Article, Section, Subsection or other subdivision of this Agreement.

1.3   Gender and Number

Any reference in this Agreement to gender includes both genders and words importing the singular number only shall include the plural and vice versa.

1.4   Headings, etc.

The division of this Agreement into Articles and Sections and the insertion of headings are for convenient reference only and are not to affect its interpretation.

1.5   Severability

If any provision of this Agreement shall be determined by an arbitrator or any court of competent jurisdiction to be illegal, invalid or unenforceable, that provision shall be severed from this Agreement and the remaining provisions shall continue in full force and effect.

1.6   Inclusion

Where the word "including" or "includes" is used in this Agreement it means "including (or includes) without limitation".

1.7   Time of the Essence

Time shall be of the essence of this Agreement.

                                    ARTICLE 2

                           MAPA DEFINITION AMENDMENTS

2.1   Definition Amendments

Section 1.1 of the MAPA is hereby amended as follows:

            (a) The following definition of "Mixed Option" is added:

            ""MIXED OPTION" has the meaning ascribed to it in the preamble of the Third Amending Agreement."

            (b) The definition of "Purchase Warrant Issue Date" is hereby amended and replaced by the following definition:

            ""PURCHASE WARRANT ISSUE DATE" means the date on which the Issuer shall issue the Purchase Warrants, which date shall be the earlier of (i) the second Business Day after the Qualifying Date and (ii) the Qualifying Deadline, provided that each Purchaser may demand a different Purchase Warrant Issue Date in respect of its Purchase Warrants in accordance with

            Section 4.1(c), provided further that for CDPQ and Telesystem, the Purchase Warrant Issue Date shall not be prior to the Issuer having taken up and paid for all Units validly tendered under the Units Issuer Bid after the Units Issuer Bid Expiry Date.";

            (c) The definition of "Qualifying Deadline" is hereby amended and replaced by the following definition:

            ""QUALIFYING DEADLINe" means, with respect to each Qualifying Province, 5:00 p.m. (Montreal time) on March 1, 2002.";

            (d) The following definition of "Revised Purchase Warrants Numbers" is added:

            ""REVISED PURCHASE WARRANTS NUMBERS" has the meaning ascribed to it in Section 4.1(g)(a)."

            (e) The following definition of "Revised Special Warrants Numbers" is added:

            ""REVISED SPECIAL WARRANTS NUMBERS" has the meaning ascribed to it in Section 3.5(a)."

            (f) The following definition of "Third Amending Agreement" is added":

            ""THIRD AMENDING AGREEMENT" means the third amending agreement to the Master and Purchase Agreement dated as of February 5, 2002, among the Issuer, JPMP (BHCA), JPMP Asia, UFI, CDPQ and Telesystem.";

            (g) The definition of "Units Issuer Bid" is deleted and replaced with the following definition:

            ""UNITS ISSUER BID" means the issuer bid launched by the Issuer on the Units Issuer Bid Launch Date to exchange Subordinate Voting Shares for the outstanding Units, as amended in accordance with terms substantially in the form described in the preamble to the Third Amending Agreement or as otherwise amended from time to time by mutual agreement of all Parties.";

            (h) The definition of "Units Issuer Bid Expiry Date" is deleted and replaced with the following definition:

            ""UNITS ISSUER BID EXPIRY DATE" means the date on which the Units Issuer Bid expires, provided that such date shall not be later that March 31, 2002."

            (i) The following definition of "Warrants" is added:

            ""WARRANTS" has the meaning ascribed to it in the preamble of the Third Amending Agreement."



                                    ARTICLE 3

                 AMENDMENTS TO FINANCING COMMITMENTS OF CDPQ AND
                                   TELESYSTEM



3.1   Reduction of Telesystem and CDPQ's Commitments

Article 3 of the MAPA is hereby amended by adding the following Section:

"Section 3.5

(a) Notwithstanding Sections 3.1 and 3.2 and Schedule 3.1, the number of Special Warrants required to be purchased by each of CDPQ and Telesystem under the First Tranche and the Second Tranche shall be, respectively, 35,780,973 and 34,172,739 (the "REVISED SPECIAL WARRANTS NUMBERS"). For information purposes only, the number of Special Warrants required to be purchased by JPMP (BHCA) under the First Tranche and the Second Tranche pursuant to Sections 3.1, 3.2 and Schedule 3.1 shall be 39,539,055.

(b) The Revised Special Warrants Numbers required to be purchased by CDPQ and Telesystem shall be reduced on the basis of one Special Warrant for each Subordinate Voting Share subscribed for by holders of Units, including CDPQ and Telesystem, under the Mixed Option of the Units Issuer Bid as follows and in the following order:

      (i) the Subordinate Voting Shares subscribed for by each of CDPQ and Telesystem, respectively, under the Mixed Option of the Units Issuer Bid shall reduce the number of Special Warrants required to be purchased by CDPQ and Telesystem, respectively, under the Revised Special Warrants Numbers; and

      (ii) the Subordinate Voting Shares subscribed for by all other holders of Units under the Mixed Option of the Units Issuer Bid shall reduce the number of Special Warrants required to be purchased by CDPQ and Telesystem under the Revised Special Warrants Numbers, such reduction to be allocated among CDPQ and Telesystem in the same proportions as their remaining commitments to purchase Special Warrants under the Revised Special Warrants Numbers.

(c) As provided in Section 10.4, CDPQ and Telesystem have tendered their Units under the Units Issuer Bid and, once the Unit Issuer Bid has been amended to reflect the existence of the Mixed Option, shall be deemed to have tendered under the Mixed Option and shall therefore subscribe for the maximum number of Subordinate Voting Shares that each is permitted to subscribe for pursuant to the first round of subscription under the Mixed Option of the Units Issuer Bid. To the extent that all Subordinate Voting Shares offered under the Mixed Option are not subscribed for by holders of Units, CDPQ and Telesystem shall be required to subscribe for that number of Subordinate Voting Shares not otherwise purchased by holders of Units under the Mixed Option, to be allocated among them on a proportional basis to the Revised Special Warrants Numbers, as such Revised Special Warrants Numbers has been reduced by Section 3.5(b).

(d) CDPQ and the Issuer hereby agree that 995,024 of the Special Warrants issued to CDPQ under the First Tranche and the Purchase Price of $609,428.81 for such Special Warrants paid by CDPQ to the Issuer shall be put and kept in escrow until such time as the Issuer shall have taken up and paid for all Units validly tendered under the Units Issuer Bid after the Units Issuer Bid Expiry Date, at which time the number of Special Warrants entitled to be subscribed by CDPQ pursuant to Sections 3.1, 3.2 and 3.5 shall be known and the Special Warrants and the funds in escrow shall be released to the Issuer and CDPQ, as the case may be."

3.2   Reduction of Telesystem and CDPQ's Purchase Warrants Grants

Article 4 of the MAPA is amended by adding the following Section:

"Section 4.1(g)

(a) Notwithstanding Section 4.1(b) and Schedule D of the Second Amending Agreement, the number of Purchase Warrants to be granted to each of CDPQ and Telesystem under MAPA shall be, respectively, 4,359,560 and 4,163,613 (the "Revised Purchase Warrants Numbers"). For information purposes only, the number of Purchase Warrants to be granted to JPMP (BHCA) pursuant to
      Section 4.1(b) and Schedule D of the Second Amending Agreement shall be 4,817,446.

(b) The Revised Purchase Warrants Numbers to be granted to CDPQ and Telesystem shall be reduced on the basis of one Purchase Warrant for each Warrant granted to holders of Units, including CDPQ and Telesystem, under the Mixed Option of the Units Issuer Bid as follows and in the following order:

      (i) the Warrants granted to each of CDPQ and Telesystem, respectively, under the Mixed Option of the Units Issuer Bid shall reduce the number of Purchase Warrants to be granted to CDPQ and Telesystem, respectively, under the Revised Purchase Warrants Numbers; and

      (ii) the Warrants granted to all other holders of Units under the Mixed Option of the Units Issuer Bid shall reduce the number of Purchase Warrants to be granted to CDPQ and Telesystem under the Revised Purchase Warrants Numbers, such reduction to be allocated among CDPQ and Telesystem in the same proportions as their remaining allocation of Purchase Warrants under the Revised Purchase Warrants Numbers."



                                    ARTICLE 4

                              OTHER MAPA AMENDMENTS

4.1   General Amendments

(a) Section 10.4 of the MAPA is hereby amended by adding at the end of the paragraph, the following "plus a certain number of Subordinate Voting Shares to be issued upon payment of the Canadian dollar equivalent of US$0.6124765 per share at the time of tender of the Unit, plus one Warrant.".

(b) Section 14.3 of the MAPA is hereby amended by adding, at the end of this Section, the following: "Notwithstanding the foregoing, the Purchase Price of the Special Warrants entitled to be subscribed for by CDPQ and Telesystem pursuant to Sections 3.1 and 3.2 shall be kept in escrow until such time as the Issuer shall have taken up and paid for all Units validly tendered under the Units Issuer Bid after the Units Issuer Bid Expiry Date, at which time the number of Special Warrants entitled to be subscribed by CDPQ and Telesystem pursuant to Sections 3.1, 3.2 and 3.5 shall be known and the funds in escrow released to the Issuer, or as the case may be, returned to CDPQ and/or Telesystem. For greater certainty, if CDPQ or Telesystem elects to tender under the Mixed Option, it shall be deemed to have paid the purchase price for the Subordinate Voting Shares subscribed for under the Mixed Option out of the Purchase Price for the Special Warrants paid by each of CDPQ or Telesystem and kept in escrow up to the total amount of such Purchase Price.



                                    ARTICLE 5

                                  MISCELLANEOUS

5.1   Survival

The representations and warranties contained in this Agreement, if any, will survive the completion of the transactions herein contemplated unless otherwise noted herein and, notwithstanding any investigation made by or on behalf of the Purchasers and JPMP Asia, will continue in full force and effect for the benefit of the Purchasers and JPMP Asia, or the Issuer, as the case may be, unaffected by any subsequent disposition of the Special Warrants or of the Underlying Securities or any of them for a period of five (5) years. The covenants contained herein, if any, will survive the completion of this transaction, unless otherwise noted herein.

5.2   Governing Law

THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE PROVINCE OF QUEBEC, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE PROVINCE OF QUEBEC, OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE PROVINCE OF QUEBEC TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE LAW OF THE PROVINCE OF QUEBEC WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION'S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY RELATED DOCUMENT MAY BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE PROVINCE OF QUEBEC, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY AND ASSETS, GENERALLY AND UNCONDITIONALLY THE JURISDICTION OF THE AFORESAID COURTS.

5.3   Counterparts

This Agreement may be executed in any number of counterparts, including by facsimile, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

5.4   Language

The Parties acknowledge and are satisfied that this Agreement be initially drawn up in the English language. Notwithstanding the foregoing, the Issuer undertakes to have this Agreement translated into the French language and to circulate such translated version among the Purchasers and JPMP Asia forthwith following the date hereof and in any event by no later than February 28, 2002, whereupon the Purchasers and JPMP Asia shall have 15 days to comment thereon in writing to the Company and all other Parties (such comments limited to issue of translation only and not of substance). Upon agreement as to the final French translation of this Agreement by the Company and all other Parties, each of whom shall act diligently and in good faith in respect thereof, the English and French versions of this Agreement shall together be deemed to constitute one and the same agreement.

IN WITNESS WHEREOF the parties have caused this Agreement to be executed by their respective duly authorized officers.


                                        TELESYSTEM INTERNATIONAL WIRELESS INC.


                                        By:
                                            --------------------------------
                                            Name:
                                            Title:

                                        By:
                                            --------------------------------
                                            Name:
                                            Title:


                                        J.P. MORGAN PARTNERS (BHCA), L.P.


                                        By: JPMP Master Fund Manager, L.P.,
                                            its General Partner

                                        By: JPMP Capital Corp.,
                                            its General Partner


                                        By:
                                            --------------------------------
                                            Name:
                                            Title:


                                        ASIA OPPORTUNITY FUND, L.P.

                                        By: Asia Opportunity Company,
                                            its General Partner


                                        By:
                                            --------------------------------
                                            Name:
                                            Title:

                                        CAIP CO-INVESTMENT FUND PARALLEL
                                        FUND (I) C.V.

                                        By: Asia Opportunity Company,
                                            its General Partner


                                        By:
                                            --------------------------------
                                            Name:
                                            Title:


                                        CAIP CO-INVESTMENT FUND PARALLEL
                                        FUND (II) C.V.

                                        By: Asia Opportunity Company,
                                            its General Partner


                                        By:
                                            --------------------------------
                                            Name:
                                            Title:


                                        J.P. MORGAN ASIA INVESTMENT PARTNERS,
                                        L.P.

                                        By: J.P. Morgan Asia Equity Partners,
                                            L.P., its General Partner

                                        By: JPMP Asia Equity Company,
                                            a Managing General Partner


                                        By:
                                            --------------------------------
                                            Name:
                                            Title:


                                        U.F. INVESTMENTS (BARBADOS) LTD.


                                        By:
                                            --------------------------------
                                            Name:
                                            Title:

                                        CAPITAL COMMUNICATIONS CDPQ INC.


                                        By:
                                            --------------------------------
                                            Name:
                                            Title:

                                        By:
                                            --------------------------------
                                            Name:
                                            Title:


                                        TELESYSTEM LTD.


                                        By:
                                            --------------------------------
                                            Name:
                                            Title:

                                        By:
                                            --------------------------------
                                            Name:
                                            Title: